Exhibit 10.17

                 CONTRACT FOR PROFESSIONAL CONSULTING SERVICES

This professional consulting agreement is entered into by and between R&L Promotions LLC., whose principal place of business is 263 Budlong Road Cranston, Rhode Island 02920, hereafter referred to as "Consultant," and Sustainable Power Corp.; a business entity duly organized and operating under the laws of the State of Nevada whose business address is 7600 Highway 146 Baytown, Texas 77521, hereafter referred to as "Client." Both Consultant and Client may be collectively referred to as the "parties."

In consideration of the mutual promises, covenants and representations made herein, the parties agree as follows:

WHEREAS, Client is a business entity duly organized and operating under the laws of the State of Nevada; and

WHEREAS, Client desires to establish a professional consulting relationship with Consultant, for the main purpose of having Consultant endeavor to use his professional expertise towards:

a. Identifying and presenting Client with prospective business entities to enter into advantageous partnerships with Client including, but not exclusive to, strategic marketing and sales alliances, joint-ventures and/or mergers;

b. Advise Client on product or corporate promotion and advertising;

c. Advise Client on matters pertaining to business development, strategy or compensation;

d. Promote Client's business using Consultant's business network, and networking skills, and;

e. Otherwise provide Client on an as needed basis with critical evaluation and collaboration regarding Client's business plans.


WHEREAS, Consultant is desirous of formalizing a contractual Relationship with Client for the express purposes outlined above in subsections "a" through "d," THUS, THE PARTIES AGREE AS FOLLOWS:

ARTICLE  ONE:  IDENTIFICATION  OF  THE  PARTIES  TO  BE  BOUND BY THIS AGREEMENT

Section  1.01       Parties  to  this  agreement  are  Consultant  and  Client.

Section 1.02 For the purposes of this agreement, the parties' respective addresses are:

Client: Sustainable Power Corporation 7600 Highway 146 Baytown, Texas 77521, copy to Cutler Law Group, 3206 West Wimbledon Dr., Augusta, GA 30909.

Consultant:  R&L  Promotions LLC., 263 Budlong Road Cranston, Rhode Island 02920

Section 1.03 Any formal notices or communications needed to be made pursuant to this agreement, with the exception of typical daily communications necessary in order to fulfill the services which are the subject matter of this agreement, must be made to the respective parties at the addresses indicated in
Section  1.02

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ARTICLE  TWO:  THE  TERM  OF  THIS  AGREEMENT

Section 2.01 This agreement, and the covenants and obligations assumed by the parties hereunder, shall last for a specific term of six (6) months from the date this agreement is signed by the parties hereto. If the parties hereto do not sign this agreement on the same day, then the term of the agreement shall be for six (6) months from the latter date this agreement is signed by either party.

Section 2.02 After this agreement becomes effective by both parties signing it, and after the term expires, this agreement may be renewed for subsequent six (6) month terms, as long as both parties are amenable to such a renewal. This renewal shall be accomplished by the parties signing a letter of renewal at least thirty (30) days before the original or pending six (6) months term expires. This letter of renewal need only refer to this agreement and this subsection, and essentially state that both parties agree to a single six month extension. Both parties must sign the letter of renewal. Once signed, the exact terms of this contract will be extended another six (6) months, along with the same obligations and consideration on each parties behalf, that is, Consultant will continue to provide the same services provided for herein to Client, and Client will compensate Consultant similarly as provided for in the first or then pending six month term.

Section 2.03 If the parties do decide to renew the terms of this agreement for a successive six (6) month term, all of the terms, provisions, covenants and obligations of this agreement will be renewed, unless otherwise modified pursuant to the express written agreement of the parties herein, signed by both parties.

ARTICLE  THREE:  TERMINATION  OF  THIS  AGREEMENT

Section 3.01 If, after the original term of this agreement, neither Client or Consultant desires to continue on with the provisions hereof, the contract will lapse due to expiration of time.

Section 3.02 If either party commits a material breach of the covenants and obligations assumed hereunder, then, for cause, the nonbreaching party may choose to terminate this agreement, and stop either performing the services called for herein, or cease paying the consideration called for in this agreement. A material breach of this agreement will mean either party's material failure to live up to the covenants and obligations assumed hereunder.

Section 3.03 The parties agree to submit any disputes with respect to this Agreement to binding arbitration pursuant to the rules and regulations of the American Arbitration Association. The parties agree that the venue for such an arbitration shall be the State of Texas.

ARTICLE  FOUR:  COVENANTS  UNDERTAKEN  BY  THE  PARTIES  -
SERVICES  AND  CONSIDERATION  THEREFOR

Section 4.01 Consultant agrees to perform the following consulting services on Client's behalf:

a. Meeting and conferring with Client's management, board of directors, officers, accountants, managers, employees as the case may be, in reviewing
Client's business, in order to perform promotion of Client's business using Consultant's business network, and networking skills; and,

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b.  Using  Consultant's  Business network in order to promote Client's business;
and,

c. Using Consultant's internet based network in order to promote Client's business; and,

d. Performing any other services that Client considers helpful for Client's business; and,

e. Otherwise advise Client in matters pertaining to corporate and business development, planning and strategy.

Section 4.02 As compensation for the faithful services assumed herein by Consultant, Client agrees to pay to Consultant 7,500,000 SHARES OF RESTRICTED STOCK in Sustainable Power Corp, trading on the OTCBB under the ticker symbol SSTP.

a. It is agreed to by the parties hereto that said payment of stock shall become due and payable immediately upon the execution of this agreement.

ARTICLE  FIVE:  REPRESENTATIONS  AND  WARRANTIES

In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional representations and warranties:

In connection with its execution of and performance under this Agreement, the Consultant has not taken and will not take any action that will cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers, Inc. (the "NASD"), the securities commissioner or department of any state, or any other regulatory or governmental body or agency.

Neither the Consultant nor any of its principals is subject to any sanction or restriction imposed by the SEC, the NASD, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the Consultant's execution of this Agreement or the performance of its obligation hereunder.

The Consultant's acquisition of shares pursuant to this Agreement is an investment made for its own account. The Consultant is permitted to provide consulting services to any corporation or entity engaged in a business identical or similar to the Company's.

ARTICLE  SIX:  MODIFICATION

Section 6.01 This agreement, and the terms hereunder, cannot be modified unless by a signed writing executed by the parties hereto. The parties acknowledge that this agreement is the final expression of their agreement, and merges any and all previous oral and written agreements, negotiations and communications.

ARTICLE  SEVEN:  GOVERNING  LAW

Section 7.01 This agreement shall be governed and interpreted by the laws of the State of Texas.

ARTICLE  EIGHT:  EFFECT  OF  WAIVER

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Section  8.01   The  waiver  by either party of any particular clause or part of this agreement, or any obligation hereunder, shall not constitute a waiver of any or all of the remaining portions of this agreement. Likewise, the waiver by either party of any specific remedy, or part thereof, provided for under this agreement, shall not limit the waiving party's right to any other remedy provided for under the law of the State of Rhode Island.

ARTICLE  NINE:  AUTHORITY  TO  BIND  PRINCIPALS

Section 9.01 Each party hereto acknowledges that they have complete authority to enter into this agreement either individually, or in a representative or agency capacity with a corporate, or other business entity. Further, for each corporate party, all necessary action has been taken under their respective by laws and by their respective board of directors to authorize enter into and be bound by the terms of this agreement.

ARTICLE  TEN:  NO  EMPLOYMENT  RELATIONSHIP

Section 10.01 It is recognized and affirmed by the parties hereto, that Consultant is an independent contractor. Neither Consultant nor Consultant's employees (if any) or contract personnel are, or shall be deemed, Client's employees. In its capacity as an independent contractor, Consultant agrees and represents, and Client agrees, as follows:

a. Consultant reserves the right to perform services for others during the term of this agreement; however, Consultant will not perform services for any competitors of Client's during the term of this agreement, or for a period of two years after the services rendered under this Agreement have been completed.

b. Provided Consultant is in complete compliance will all applicable laws and regulations, Consultant has the sole right to control and direct the means, manner and method by which he performs the services to be rendered pursuant to this agreement. Consultant has the right to perform the services required under this agreement at any place or location or at any time he determines is appropriate.

c. Consultant has the power to hire assistants, subcontractors, or to use employees or contract personnel to provide the services agreed to herein. The services to be provided by Consultant to Client are to be performed solely by Consultant, or any assistants, subcontractors, employees or contract personnel whom Consultant deems are necessary to perform said services. Client shall not hire, supervise or control any assistants to help Consultant, and neither shall Client provide any training to said personnel. Client shall not require that Consultant, or any of Consultant's employees, assistants, contract personnel or subcontractors devote full time to the services to be performed herein.

d. Consultant has complied with and will continue to comply with all federal, state and local laws requiring business permits, certificates, and licenses required to carry out the services to be performed under this agreement.

f. Consultant understands that neither Consultant nor Consultant's employees or contract personnel are eligible to participate in any employee pension, health, vacation pay, sick pay, or other fringe benefit plan of Client.

g. Client shall not obtain workers' compensation insurance on behalf of Consultant or any of Consultant's employees, or contract personnel. If Consultant does have to hire employees or

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contract  personnel  in  order  to  perform the services contemplated under this agreement, then Consultant will bear all responsibility for acquiring workers' compensation insurance [if any] and agrees to hold Client harmless from any claim for workers' compensation benefits filed by one of Consultant's employees, subcontractors or contract personnel in performing the services rendered under this Agreement. Consultant also agrees to hold Client harmless from all costs and attorney's fees in the event that any claim contemplated under this section by one of Consultant's employees or contract personnel is filed.

h. Client shall make no state or federal unemployment compensation payments on behalf of Consultant or any of Consultant's subcontractors, employees, or contract personnel. Consultant will not be entitled to these benefits in connection with work performed under this agreement.


ARTICLE  ELEVEN:  CONFIDENTIAL  INFORMATION

Section 11.01 The parties understand and acknowledge that each of them (and their respective employees, consultants and subcontractors) may have disclosed to them, in connection with the rendition of services and performance of their obligations of this agreement, confidential and/or proprietary information of the other party. The parties hereto agree that said confidential or proprietary information shall be held strictly confidential, and that should legal action become necessary to enforce this clause, the non-breaching party shall recover costs and attorney's fees as expressed herein.

The Consultant shall NOT disclose to any third party any material non-public information or data received from the Company without the written consent and approval of the Company other than: (i) to its agents or representatives that have a need to know in connection with the Services hereunder; provided such agents and representatives have a similar obligation to maintain the confidentiality of such information; (ii) as may be required by applicable law; provided, Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure; and (iii) such information as becomes publicly known through no action of the Consultant, or its agents or representatives.

ARTICLETWELVE:  ASSIGNMENT

Section 12.01 Neither party hereto may assign this Agreement without the prior written consent of the other party signed by such other party's duly authorized representative, which consent may be given or withheld in the sole discretion of the applicable party whose consent is requested.

ARTICLE  THIRTEEN:  COUNTERPARTS

Section 13.01 This Agreement may be executed in separate counterparts, anyone of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.


Client:       John Rivera
Company:  Sustainable  Power  Corporation
                  7100  Highway  146  Baytown,  Texas  77520

By:  \s\John Rivera               Dated: August 16, 2008
     --------------
     John Rivera


Consultant:  R&L  Promotions  LLC
                    263  Budlong  Road  Cranston,  Rhode  Island  02920


By:  \s\ Ronald B. Adamowicz Jr.  Dated: August 16, 2008
     ---------------------------
     Ronald B. Adamowicz Jr.

By:  \s\ Larry D. Moses           Dated: August 16, 2008
     ------------------
     Larry D. Moses